SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 6, 2014

SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

Does Not Apply
(Former name or former address, if changed since last report)

Item 8.01. Other Events

United States District Court Judge Grants Motion for Summary Judgment in Favor of
SecurityNational Mortgage Company Against Aurora Bank
(formerly known as Lehman Brothers Bank) and Aurora Loan Services

On May 6, 2014, Judge David Nuffer, the United States District Court Judge for the District of Utah, issued a decision and order granting the motion for summary judgment filed by SecurityNational Mortgage Company (“SecurityNational Mortgage”), a wholly owned subsidiary of Security National Financial Corporation, against Aurora Bank (formerly known as Lehman Brothers Bank) and Aurora Loan Services.  By way of background, on April 15, 2005, SecurityNational Mortgage entered into a loan purchase agreement with Lehman Brothers Bank, FSB (“Lehman Bank”).  Under the terms of the loan purchase agreement, Lehman Bank agreed to purchase mortgage loans from time to time from SecurityNational Mortgage.  During 2007, Lehman Bank and its wholly owned subsidiary, Aurora Loan Services LLC (“Aurora Loan Services”), purchased a total of 1,490 mortgage loans in the aggregate amount of $352,774,000 from SecurityNational Mortgage.

Lehman Bank asserted that certain of the mortgage loans that it purchased from SecurityNational Mortgage during 2007 contained alleged misrepresentations and early payment defaults.  As a result of these alleged issues with the mortgage loans, Lehman Bank contended it had the right to require SecurityNational Mortgage to repurchase certain loans or be liable for losses related to such loans under the loan purchase agreement. SecurityNational Mortgage disagrees with these claims.

On December 17, 2007, SecurityNational Mortgage entered into an Indemnification Agreement with Lehman Bank and Aurora Loan Services. Under the terms of the Indemnification Agreement, SecurityNational Mortgage agreed to indemnify Lehman Bank and Aurora Loan Services for 75% of all losses that Lehman Bank and Aurora Loan Services  incurred relative to breaches by mortgagors pertaining to 55 mortgage loans that were purchased from SecurityNational Mortgage. SecurityNational Mortgage was released from any obligation to pay the remaining 25% of such losses. The Indemnification Agreement also required SecurityNational Mortgage to indemnify Lehman Bank and Aurora Loan Services for 100% of any future losses incurred on mortgage loans with breaches that were not among the 55 mortgage loans.

Pursuant to the Indemnification Agreement, SecurityNational Mortgage paid $395,000 to Aurora Loan Services as a deposit into a reserve account, to secure any obligations of SecurityNational Mortgage under the Indemnification Agreement. This deposit was in addition to a $250,000 deposit that SecurityNational Mortgage previously made into the reserve account for a total of $645,000. Losses from mortgage loans with alleged breaches were payable from the reserve account. However, Lehman Bank and Aurora Loan Services were not to apply any funds from the reserve account to a particular mortgage loan until an actual loss had occurred. Under the Indemnification Agreement SecurityNational Mortgage was to pay to Aurora Loan Services each calendar month the difference between the reserve account balance and $645,000, but in no event would SecurityNational Mortgage be required to make payments into the reserve account in excess of $125,000 for any calendar month.

Since the time the reserve account was established, SecurityNational Mortgage paid a total of $4,281,000 from the reserve account to indemnify Lehman Brothers Bank and Aurora Loan Services for alleged losses from 31 mortgage loans that were among 55 mortgage loans with alleged breaches that were covered by the Indemnification Agreement and ten other mortgage loans with alleged breaches. In the last monthly billing statement dated April 24, 2011 to SecurityNational Mortgage, Lehman Brothers Holdings Inc. (“Lehman Holdings”) claimed that SecurityNational Mortgage owed approximately $3,745,000 for mortgage loan losses under the Indemnification Agreement.

During 2010 and 2011, the Company recognized alleged losses of $1,289,000 and $-0-, respectively.  However, management cannot fully determine the total losses because there may be potential claims for losses that have not yet been determined. As of December 31, 2013, the Company had not accrued for any losses under the Indemnification Agreement. SecurityNational Mortgage was involved in discussions with Lehman Bank and Lehman Holdings concerning issues under the Indemnification Agreement. During the discussion period, monthly payments for December 2010 and January, February, March and April of 2011 totaling $625,000 were abated or deferred.

On May 11, 2011, SecurityNational Mortgage filed a complaint against Aurora Bank FSB, formerly known as Lehman Bank, and Aurora Loan Services in the United States District Court for the District of Utah because it had been unable to resolve certain issues under the Indemnification Agreement. The complaint alleges, among other things, material breach of the Indemnification Agreement, including a claim that neither Lehman Bank nor Aurora Loan Services owned mortgage loans sold by SecurityNational to justify the amount of payments demanded from, and made by SecurityNational Mortgage. As a result, SecurityNational Mortgage claims it is entitled to judgment of approximately $4,000,000 against Lehman Bank, as well as Aurora Loan Services to the extent of its involvement and complicity with Lehman Bank. The complaint also alleges a second claim for material breach of a section of the Indemnification Agreement that contains an alleged “sunset” provision and that the amount of the requested payments made was not justified under the “sunset” provision.

On June 8, 2011, Lehman Holdings, which had filed for bankruptcy in September 2008, filed a complaint against SecurityNational Mortgage in the United States District Court for the District of Utah. A Lehman Holdings’ subsidiary owns Lehman Bank. The complaint alleges that SecurityNational Mortgage sold loans to Lehman Bank, which were then sold to Lehman Holdings.  The complaint additionally alleges that Lehman Bank and Aurora Loan Services assigned their rights and remedies under the loan purchase agreement, as well as the Indemnification Agreement to Lehman Holdings, which latter assignment purportedly took place on March 28, 2011. Lehman Holdings declared in a letter dated June 2, 2011 that the Indemnification Agreement was null and void except for losses previously released and discharged, which is disputed by SecurityNational Mortgage.

Lehman Holdings’ alleged claims are for damages for breach of contract and breach of warranty pursuant to a loan purchase agreement and Seller’s Guide. Based on claiming that the Indemnification Agreement is null and void pursuant to its lawsuit, Lehman Holdings has initially claimed damages in excess of $5,000,000.  Prior to declaring the Indemnification Agreement null and void, Lehman Holdings claimed in a then recent billing statement under the terms of the Indemnification Agreement, that SecurityNational Mortgage owed approximately $3,745,000 for mortgage loan losses under the Indemnification Agreement. SecurityNational Mortgage strongly disagrees with the position of Lehman Holdings and, as set forth in its May 11, 2011 complaint, seeks affirmative relief of approximately $4,000,000 from Lehman Bank and Aurora Loan Services, which are related to Lehman Holdings.

On September 4, 2012, SecurityNational Mortgage filed a motion for summary judgment in its action against Lehman Bank and Aurora Loan Services on certain material issues, as well as against Lehman Holdings regarding its claims against SecurityNational Mortgage. Lehman Bank and Aurora Loan Services filed a cross motion for summary judgment as to the issues in SecurityNational Mortgage’s motion and, in the Lehman Holdings case, Lehman Holdings has requested that the Court allow a cross motion on the issues which are the subject of SecurityNational Mortgage’s September 4, 2012 motion. The cases are before two different federal judges.

On February 27, 2013, SecurityNational Mortgage’s motion for summary judgment against Lehman Bank and Aurora Loan Services and the related cross motion were heard by Judge David Nuffer of the United States District Court for the District of Utah. After an extensive hearing, Judge Nuffer requested that the parties prepare findings of fact in accordance with the Court’s earlier promulgated findings as modified at the hearing, and that each party submit proposed conclusions of law related to the motions. Judge Nuffer also said that he may request a further hearing on the matter. The motion and cross motion were taken under advisement. SecurityNational Mortgage’s motion in the Lehman Holdings case was heard on April 22, 2014 before Judge Ted Stewart and is under advisement. A trial, as may be necessary, is set for August 11, 2014.

On May 6, 2014, Judge Nuffer issued his “Summary of Facts, Conclusions of Law and Order Granting SecurityNational’s Motion for Summary Judgment,” in which he granted SecurityNational Mortgage’s motion for summary judgment and denied the cross motion of Aurora Bank (formerly known as Lehman Brothers Bank) and Aurora Loan Services. A hearing is set for June 2, 2014 to determine the amount that is owing to SecurityNational Mortgage.  On May 7, 2014, Judge Stewart issued an order for supplemental briefing on how Judge Nuffer’s order may affect SecurityNational Mortgage’s motion for summary judgment in the Lehman Holdings case.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: May 7, 2014	By: /s/ Scott M. Quist
Scott M. Quist, President